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                                                                   Exhibit 10.12


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT, dated as of this ___ day of ___________, 1998, is among CLA Holdings, Inc., a Delaware corporation (the "Company"), UniCapital Corporation ("UniCapital"), a Delaware corporation, and Stuart Cauff ("Employee").

                                    RECITALS

         The Company desires to continue to employ Employee and to have the benefit of his skills and services, and Employee desires to continue employment with the Company, a wholly-owned subsidiary of UniCapital, on the terms and conditions set forth herein.

         It is a condition to the consummation of the transactions set forth in the Agreement and Plan of Contribution (the "Purchase Agreement") by and among UniCapital, CLA Acquisition Corp., Employee, The 1998 Cauff Family Trust, Wayne
D. Lippman and The 1998 Lippman Family Trust that the parties hereto enter into this Agreement. The Company and UniCapital are sometimes collectively referred to herein as the "Companies."

         NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein, and the performance of each, the parties hereto, intending legally to be bound, hereby agree as follows:

                                   AGREEMENTS

         1. EMPLOYMENT; TERM. The Companies hereby employ Employee to perform the duties described herein, and Employee hereby accepts employment with the Companies, for a term beginning on the date hereof and continuing for a period of three years (the "Term").

         2. POSITION AND DUTIES. UniCapital and the Company hereby employ Employee as the President and Chief Executive Officer of each of the Company and the "Big Ticket Leasing Division" of UniCapital. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of the President and Chief Executive Officer of the Company and the Big Ticket Leasing Division and will report directly to the Chief Executive Officer and the Board of Directors (the "Board") of UniCapital. For purposes of this Agreement only (and specifically not for any purpose under the Purchase Agreement, including Section 2.5 of the Purchase Agreement), the term "Big Ticket Leasing Division" means the subsidiaries or other business units of UniCapital that conduct the business of leasing and financing of airplanes, boats, satellites, railroads, and other assets that are defined from time to time by the Board as appropriate for inclusion in its Big Ticket Leasing Division. Employee hereby accepts this employment upon the terms and conditions herein contained and agrees to devote all of his professional time, attention, and efforts to promote and further the business of the Company and the Big Ticket Leasing Division,



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provided, however, that Employee shall be permitted to devote any time necessary to the activities identified on Exhibit A hereto. The Employee shall be permitted, to the extent that such activities do not interfere with or detract from the Employee's performance of his duties and responsibilities hereunder, to
(i) manage the Employee's personal, financial and legal affairs, and (ii) serve on corporate, civic or charitable boards or committees unless the Board or Chief Executive Officer of UniCapital reasonably determines that such service in any instance would be inimical to or otherwise not in the best interests of the Companies. In furtherance of the performance of his duties hereunder, but not in limitation of the Employee's reasonability to perform such duties, the Employee shall be provided with reasonable administrative and technical support consistent with his position and with the Companies' ordinary practices for the assignment of personnel. Employee shall faithfully adhere to, execute, and fulfill all policies established by the Companies.

         3. COMPENSATION. For all services rendered by Employee, the Company shall compensate Employee as follows:

                  (a) Base Salary. Effective on the date hereof, the base salary payable to Employee shall be $300,000 per year, payable on a regular basis in accordance with the Company's standard payroll procedures, but not less than monthly. On at least an annual basis, the Board will review Employee's performance and may make increases to such base salary if, in its sole discretion, any such increase is warranted.

                  (b) Incentive Bonus. During the Term, Employee shall be eligible to receive an incentive bonus up to the amount, based upon the criteria, and payable at such times, as may be determined by the Board, upon the advice and with the consent of the Board or the Compensation Committee thereof. The amount, manner of payment, and form of consideration, if any, shall be determined by the Board, in its sole and absolute discretion, and such determination shall be binding and final. To the extent that such bonus is to be determined in light of financial performance during a specified fiscal period and this Agreement commences on a date after the start of such fiscal period, any bonus payable in respect of such fiscal period's results may be prorated. In addition, if the period of Employee's employment hereunder expires before the end of a fiscal period, and if Employee is eligible to receive a bonus at such time (such eligibility being subject to the restrictions set forth in Section 6 below), any bonus payable in respect of such fiscal period's results may be prorated.

                  (c) Perquisites, Benefits, and Other Compensation. During the Term, Employee shall be entitled to receive all perquisites and benefits as are customarily provided by UniCapital to its employees, subject to such changes, additions, or deletions as UniCapital may make generally from time to time, as well as such other perquisites or benefits as may be specified from time to time by the Board.

                  (d) In addition, UniCapital shall grant Employee stock options exercisable for that number of shares of its Common Stock, par value $.001 per share (the "Common Stock") and upon the occurrence of the events listed below:

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                  (i) an option exercisable for 125,000 shares of Common Stock if the cumulative aggregate "Pre-Tax Income" of the Big Ticket Leasing Division during the "Measurement Period" exceeds $30,000,000;

                  (ii) an option exercisable for 125,000 shares of Common Stock if the cumulative aggregate Pre-Tax Income of the Big Ticket Leasing Division during the Measurement Period exceeds $60,000,000;

                  (iii) an option exercisable for 125,000 shares of Common Stock if the cumulative aggregate Pre-Tax Income of the Big Ticket Leasing Division during the Measurement Period exceeds $90,000,000; and

                  (iv) an option exercisable for 125,000 shares of Common Stock if the cumulative aggregate Pre-Tax Income of the Big Ticket Leasing Division during the Measurement Period exceeds $120,000,000.

Each of the foregoing options shall (i) be deemed to have been granted on the date that UniCapital files its applicable Form 10-Q (with respect to the first three fiscal quarters subject to the measurement year) and its applicable Form 10-K (with respect to the fourth fiscal quarters subject to the measurement year) covering the period during which the applicable Pre-Tax Income threshold was achieved, (ii) be granted under the Company's 1997 Executive Non-Qualified Stock Option Plan (the "Plan"), (iii) vest immediately upon the date of grant, and (iv) shall be exercisable based on an exercise price equal to the fair market value of a share of Common Stock on the date of each such grant.

For purposes of the foregoing,

"Pre-Tax Income" means the consolidated income before taxes of UniCapital, as set forth in its consolidated income statements included in its Forms 10-Q and Forms 10-K covering the periods subject to the Measurement Period.

"Measurement Period" means the period beginning on January 1, 1998 and ending on the earlier of (i) the termination of Employee's employment with the Company for any reason other than a termination by the Company without Cause or (ii) the four year period ended December 31, 2001.

         4. EXPENSE REIMBURSEMENT. The Company shall reimburse Employee for (or, at the Company's option, pay) all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of his services hereunder during the Term. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy, as well as applicable federal and state tax record keeping requirements.

         5. PLACE OF PERFORMANCE. In no event may the Company or UniCapital require

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Employee to relocate outside of Dade County, Florida. In the event that the
Company or UniCapital wishes to relocate Employee outside of Dade County, Florida and Employee agrees to such relocation, the Company shall reimburse Employee for the actual costs of all reasonable moving and relocation expenses incurred by himself and his immediate family. During the Term but prior to such relocation, the Company will reimburse the Employee of the actual cost of transition expenses, which shall consist of the reasonable expenses of commuting for business purposes from the Employee's current home in Dade County, Florida to the relocation destination.

         6. TERMINATION; RIGHTS ON TERMINATION. Employee's employment may be terminated in any one of the followings ways, prior to the expiration of the
Term:

                  (a) Death. The death of Employee shall immediately terminate the Term, and no Severance Compensation (as defined below) or other compensation shall be owed to Employee's estate, provided, however, the Employee's estate, heirs (at law),devisees, legatees or other proper and legally entitled descendants, or the personal representative, executor, administrator or other proper legal representative on behalf of such descendant, shall be entitled to receive and be paid solely the Employee's salary through the date of death and any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans or programs of the Company, and (except as specifically set forth in this Agreement) neither UniCapital nor the Company shall have any further liability or other obligation of any kind whatsoever to the Employee in his capacity as such.

                  (b) Disability. If, as a result of incapacity due to physical or mental illness or injury, Employee shall have been unable to perform the essential functions of his position, with or without reasonable accommodation, on a full-time basis for a period of 120 consecutive days, or for a total of four months in any six-month period, then 30 days after written notice to Employee (which notice may be given before or after the end of the aforementioned periods, but which shall not be effective earlier than the last day of the applicable period), the Company and UniCapital may terminate Employee's employment hereunder if Employee is unable to resume his full-time duties at the conclusion of such notice period. Subject to Section 6(e) below, if Employee's employment is terminated as a result of Employee's disability, the Company shall continue to pay Employee his base salary at the then-current rate for the lesser of (i) three months from the effective date of termination, or
(ii) whatever time period is remaining under the then-current period of the Term (without regard to renewals thereof). Such payments shall be made in accordance with the Company's regular payroll cycle.

                  (c) Termination by the Company for "Cause." The Company and UniCapital may terminate the Term 10 days after written notice to Employee for "cause," which shall be: (i) Employee's material breach of this Agreement; (ii) Employee's gross negligence in the performance of his duties hereunder, intentional nonperformance or mis-performance of such duties, or refusal to abide by or comply with the directives of the Board, his superior officers, or the Company's or UniCapital's policies and procedures; (iii) Employee's willful dishonesty, fraud, or misconduct with respect to the business or affairs of the Company or UniCapital, and that in the judgment of the

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Company or UniCapital materially and adversely affects the operations or reputation of the Company or UniCapital; (iv) Employee's conviction of a felony or other crime involving moral turpitude; or (v) Employee's abuse of alcohol or drugs (legal or illegal) that, in the Board's judgment, materially impairs Employee's ability to perform his duties hereunder. In the case of a termination for "cause," the notice of termination shall specify the basis for the Board's determination of "cause"; provided, however, that in the case of conduct described in clauses (i), (ii), (iii) and (v) above, such conduct shall not constitute "cause" for the purposes of this paragraph (c) unless (A) the Board shall have given the Employee notice setting forth with specificity (1) the conduct deemed to constitute "cause," (2) reasonable action that would remedy the objectionable conduct, and (3) a reasonable time (not less than 5 days) within which the Employee may take such remedial action, and (B) the Employee shall not have taken such specified remedial action within such specified reasonable time. In the event of a termination for "cause," as enumerated above, Employee shall have no right to any Severance Compensation or other compensation.

                  (d) Without Cause. At any time after the commencement of employment, the Company or UniCapital may, without cause, terminate the Term and Employee's employment, effective 30 days after written notice is provided to Employee. Should Employee be terminated by the Company or UniCapital without cause, Employee shall receive from the Company compensation ("Severance Compensation") equal to the base salary at the rate then in effect for the lesser of (i) three months from the effective date of termination, or (ii) whatever time period is remaining under the then-current period of the Term (without regard to renewals thereof). Such payments shall be made in accordance with the Company's regular payroll cycle. If Employee resigns or otherwise terminates his employment for any reason or for no reason, other than for disability or death pursuant to Sections 6(a) or (b), Employee shall receive no Severance Compensation or other compensation.

                  (e) Payment Through Termination. Upon termination of Employee's employment Employee shall be entitled to receive all compensation earned and all benefits and reimbursements (including payments for accrued vacation and sick leave, in each case in accordance with applicable policies of the Company) due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above in this
Section 6. With respect to incentive bonus compensation, Employee shall be entitled to receive any bonus declared but not paid prior to termination. In addition, in the event of a termination by the Company or UniCapital under
Section 6(b) or 6(d), Employee shall be entitled to receive incentive bonus compensation through the end of the Company's fiscal year in which termination occurs, calculated as if Employee had remained employed by the Company through the end of such fiscal year, and paid in such amounts, at such times, and in such forms as are determined pursuant to Section 3(b) above and Exhibit A attached hereto. Except as specified in the preceding two sentences, Employee shall not be entitled to receive any incentive bonus compensation after the effective date of termination of his employment. All other rights and obligations of UniCapital, the Company, and Employee under this Agreement shall cease as of the effective date of termination, except that Employee's obligations under Sections 7, 8, 9 and 10 below shall survive such termination in accordance with their terms and the Employer's obligations under Section 3(d) shall continue in the event of a termination pursuant to Section 6(d).

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         7. RESTRICTION ON COMPETITION.

                  (a) During the Term, and thereafter, if Employee continues to be employed by the Company, UniCapital or any other entity owned by or affiliated with the Company or UniCapital on an "at will" basis, for the duration of such period, and thereafter for a period of two years, Employee shall not, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group, or other entity (each, a "Person"):

                           (i) engage, as an officer, director, shareholder,
owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant, advisor, or sales representative, in any business engaged in providing or servicing equipment leasing or speciality finance products or services in direct competition with the Company or UniCapital, or any business engaging in the consolidation of the equipment leasing or speciality finance industry, within the United States of America (the "Territory");

                           (ii) call upon any Person who is, at that time,
within the Territory, an employee of the Company or UniCapital for the purpose or with the intent of enticing such employee away from or out of the employ of the Company or UniCapital;

                           (iii) call upon any Person who or that is, at that
time, or has been, within one year prior to that time, a customer of the Company or UniCapital within the Territory for the purpose of soliciting or selling products or services in direct competition with the Company or UniCapital within the Territory; or

                           (iv) on Employee's own behalf or on behalf of any
competitor, call upon any Person that, during Employee's employment by the Company or UniCapital was either called upon by the Company or UniCapital as a prospective acquisition candidate or was the subject of an acquisition analysis conducted by the Company or UniCapital.

                  (b) The foregoing restrictions shall not be construed to prohibit the ownership by the Employee as a passive investment (i) of not more than five percent of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to Section 12 of the Exchange Act, (ii) with respect to those activities identified on Schedule A hereto, or (iii) in any business or enterprise that is not so directly or indirectly in competition with the any business conducted by the Company, UniCapital or any of their respective affiliates as such businesses exist on the date hereof.

                  (c) It is further agreed that, in the event that Employee shall cease to be employed by the Company or UniCapital and enters into a business or pursues other activities that, at such time, are not in competition with the Company or UniCapital, Employee shall not be chargeable with a violation of this Section 7 if the Company or UniCapital subsequently enters the same (or a similar) competitive business or activity. In addition, if Employee has no actual knowledge that his

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actions violate the terms of this Section 7, Employee shall not be deemed to have breached the restrictive covenants contained herein if, promptly after being notified by the Company or UniCapital of such breach, Employee ceases the prohibited actions.

                  (d) For purposes of this Section 7, references to "UniCapital" shall mean UniCapital Corporation, together with its subsidiaries and affiliates.

                  (e) The covenants in this Section 7 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this Section 7 relating to the time period or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographic area, as applicable, that such court deems reasonable and enforceable, said time period or geographic area shall be deemed to be, and thereafter shall become, the maximum time period or largest geographic area that such court deems reasonable and enforceable and this Agreement shall automatically be considered to have been amended and revised to reflect such determination.

                  (f) All of the covenants in this Section 7 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company or UniCapital, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by UniCapital or the Company of such covenants; provided, that upon the failure of the Company to make any payments required under this Agreement, Employee may, upon 30 days' prior written notice to the Company, waive his right to receive any additional compensation pursuant to this Agreement and engage in any activity prohibited by the covenants of this
Section 7. It is specifically agreed that the period of two years stated at the beginning of this Section 7, during which the agreements and covenants of Employee made in this Section 7 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this Section 7.

                  (g) If the time period specified by this Section 7 shall be reduced by law or court decision, then, notwithstanding the provisions of
Section 6 above, Employee shall be entitled to receive from the Company his base salary at the rate then in effect solely for the longer of (i) the time period during which the provisions of this Section 7 shall be enforceable under the provisions of such applicable law, or (ii) the time period during which Employee is not engaging in any competitive activity, but in no event longer than the applicable period provided in Section 6 above.

                  (h) Employee has carefully read and considered the provisions of this Section 7 and, having done so, agrees that the restrictive covenants in this Section 7 impose a fair and reasonable restraint on Employee and are reasonably required to protect the interests of the Company and UniCapital, and their respective officers, directors, employees, and stockholders. It is further agreed that the Company and Employee intend that such covenants be construed and enforced in accordance with the changing activities, business, and locations of the Company and UniCapital throughout the term of these covenants.


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                  (i) The covenants and agreements set forth in this Section 7 are independent of any provisions set forth in the Purchase Agreement, including
Section 14 of the Purchase Agreement.

         8. CONFIDENTIAL INFORMATION. Employee hereby agrees to hold in strict confidence and not to disclose to any third party any of the valuable, confidential, and proprietary business, financial, technical, economic, sales, and/or other types of proprietary business information relating to the Company or UniCapital (including all trade secrets), in whatever form, whether oral, written, or electronic (collectively, the "Confidential Information"), to which Employee has, or is given (or has had or been given), access as a result of his employment by the Company. It is agreed that the Confidential Information is confidential and proprietary to the Company or UniCapital because such Confidential Information encompasses technical know-how, trade secrets, or technical, financial, organizational, sales, or other valuable aspects of the Company's and UniCapital's business and trade, including, without limitation, technologies, products, processes, plans, clients, personnel, operations, and business activities. This restriction shall not apply to any Confidential Information that (a) becomes known generally to the public through no fault of Employee; (b) is required by applicable law, legal process, or any order or mandate of a court or other governmental authority to be disclosed; or (c) is reasonably believed by Employee, based upon the advice of legal counsel, to be required to be disclosed in defense of a lawsuit or other legal or administrative action brought against Employee; provided, that in the case of clauses (b) or (c), Employee shall give the Company reasonable advance written notice of the Confidential Information intended to be disclosed and the reasons and circumstances surrounding such disclosure, in order to permit the Company to seek a protective order or other appropriate request for confidential treatment of the applicable Confidential Information.

         9. INVENTIONS. Employee shall disclose promptly to the Company and UniCapital any and all significant conceptions and ideas for inventions, improvements, and valuable discoveries, whether patentable or not, that are conceived or made by Employee, solely or jointly with another, in the course of employment hereunder, and that are directly related to the business or activities of the Company or UniCapital and that Employee conceives as a result of his employment by the Company or UniCapital, regardless of whether or not such ideas, inventions, or improvements qualify as "works for hire." Employee hereby assigns and agrees to assign all his interests therein to the Company, UniCapital or their nominees. Whenever requested to do so by the Company or UniCapital, Employee shall execute any and all applications, assignments, or other instruments that the Company or UniCapital shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's or UniCapital's interest therein.


         10. RETURN OF COMPANY PROPERTY. Promptly upon termination of Employee's employment by the Company or UniCapital for any reason or no reason, Employee or Employee's personal representative shall return to the Company or UniCapital (a) all Confidential Information; (b) all other records, designs, patents, business plans, financial statements, manuals, memoranda, lists, correspondence, reports, records, charts, advertising materials, and other data or property

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delivered to or compiled by Employee by or on behalf of the Company, UniCapital or their respective representatives, vendors, or customers that pertain to the business of the Company or UniCapital, whether in paper, electronic, or other form; and (c) all keys, credit cards, vehicles, and other property of the Company or UniCapital. Employee shall not retain or cause to be retained any copies of the foregoing. Employee hereby agrees that all of the foregoing shall be and remain the property of the Company or UniCapital, as the case may be, and be subject at all times to their discretion and control.

         11. NO PRIOR AGREEMENTS. Employee hereby represents and warrants to the Company and UniCapital that the execution of this Agreement by Employee, his employment by the Company and UniCapital, and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client, or any other Person. Further, Employee agrees to indemnify and hold harmless the Company, UniCapital and their respective officers, directors, and representatives for any claim, including, but not limited to, reasonable attorneys' fees and expenses of investigation, of any such third party that such third party may now have or may hereafter come to have against the Company, UniCapital or such other persons, based upon or arising out of any non-competition agreement, invention, secrecy, or other agreement between Employee and such third party that was in existence as of the date of this Agreement. To the extent that Employee had any oral or written employment agreement or understanding with the Company or UniCapital, this Agreement shall automatically supersede such agreement or understanding, and upon execution of this Agreement by the parties hereto, such prior agreement or understanding automatically shall be deemed to have been terminated and shall be null and void.

         12. ASSIGNMENT; BINDING EFFECT. Employee understands that he has been selected for employment by the Company and UniCapital on the basis of his personal qualifications, experience, and skills. Employee agrees, therefore, that he cannot assign all or any portion of his performance under this Agreement. This Agreement may not be assigned or transferred by the Company or UniCapital without the prior written consent of Employee. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, legal representatives, successors, and assigns. Notwithstanding the foregoing, if Employee accepts employment with a subsidiary or affiliate of UniCapital other than the Company, unless Employee and his new employer agree otherwise in writing, this Agreement shall automatically be deemed to have been assigned to such new employer (which shall thereafter be an additional or substitute beneficiary of the covenants contained herein, as appropriate), with the consent of Employee, such assignment shall be considered a condition of employment by such new employer, and references to the "Company" in this Agreement shall be deemed to refer to such new employer. If the Company is merged with or into another subsidiary or affiliate of UniCapital, such action shall not be considered to cause an assignment of this Agreement, and the surviving or successor entity shall become the beneficiary of this Agreement and all references to the "Company" shall be deemed to refer to such surviving or successor entity. It is intended that UniCapital will be a third-party beneficiary of the rights of the Company under this Agreement. No other Person shall be a third-party beneficiary.


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         13. COMPLETE AGREEMENT; WAIVER; AMENDMENT. This Agreement is not a
promise of future employment. Employee has no oral representations, understandings, or agreements with the Company or UniCapital or any of their respective officers, directors, or representatives covering the same subject matter as this Agreement. This Agreement is the final, complete, and exclusive statement and expression of the agreement between the Company and Employee with respect to the subject matter hereof, and cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company, UniCapital and Employee, and no term of this Agreement may be waived except by a writing signed by the party waiving the benefit of such term.

         14. NOTICE. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

                  To the Company or         UniCapital Corporation
                      UniCapital:           1111 Kane Concourse, Suite 301
                                            Bay Harbor Island, FL  33154
                                            Attention: Martin Kalb, Esquire
                                            Telefax: (305) 866-8449

                  with a copy to:     Morgan, Lewis & Bockius LLP
                                            One Oxford Centre, 32nd Floor
                                            Pittsburgh, PA  15219
                                            Attention: David A. Gerson, Esquire
                                            Telefax: (412) 560-3399

                  To Employee:              Stuart Cauff
                                            Cauff, Lippman Aviation, Inc.
                                            9420 S.W.  77th Avenue
                                            Miami, FL  33156
                                            Telefax: (305) 271-1339

                  with a copy to:     Milbank, Tweed, Hadley & McCloy
                                            One Chase Manhattan Plaza
                                            New York, NY  10005
                                            Michael W. Goroff, Esquire
                                            Telefax: (212) 530-5219

Notice shall be deemed given and effective three days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or, if sent by express delivery, hand delivery, or facsimile, when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this
Section 14.


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         15. SEVERABILITY; HEADINGS. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. This severability provision shall be in addition to, and not in place of, the provisions of Section 7(e) above. The headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

         16. EQUITABLE REMEDY. Because of the difficulty of measuring economic losses to the Company and/or UniCapital as a result of a breach of the restrictive covenants set forth in Sections 7, 8, 9 and 10, and because of the immediate and irreparable damage that would be caused to the Company and/or UniCapital for which monetary damages would not be a sufficient remedy, it is hereby agreed that in addition to all other remedies that may be available to the Company or UniCapital at law or in equity, the Company and UniCapital shall be entitled to specific performance and any injunctive or other equitable relief as a remedy for any breach or threatened breach of the aforementioned restrictive covenants.

         17. ARBITRATION. Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration conducted in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Company. Each party shall bear its own counsel fees. The arbitration proceeding shall be held in the city where the principal office of the Company is located. Notwithstanding the foregoing, the Company and/or UniCapital shall be entitled to seek injunctive or other equitable relief, as contemplated by Section 16 above, from any court of competent jurisdiction, without the need to resort to arbitration.

         18. GOVERNING LAW. This Agreement shall in all respects be construed according to the laws of the State of Florida, without giving effect to any conflicts of laws principles thereof that would compel the application of the substantive laws of any other jurisdiction. The Company and the Employee each hereby irrevocably submit to the jurisdiction of the state or federal courts located in Dade County, Florida in connection with any suit, action or other proceeding arising out of or relating to this Agreement and hereby agree not to assert, by way of motion, as a defense, or otherwise in an such suit, action or proceeding that the suit, action nor proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.

         19. AMENDMENT; MODIFICATION; WAIVER. No amendment, modification or waiver of the terms of this Agreement shall be valid unless made in writing and duly executed by the Company and the Employee. No delay or failure at any time on the part of the Company or the Employee in

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exercising any right, power or privilege under this Agreement, or in enforcing any provision of this Agreement, shall impair any such right power or privilege, or be constructed as a wavier of any default or as any acquiescence therein, or shall affect the right of the Company or the Employee thereafter to enforce each and every provision of this Agreement in accordance with its terms. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall neither operate nor be construed as a waiver of any subsequent breach or violation.

         20. SURVIVAL. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement or the Term for any reason to the extent necessary to the intended provision of such rights and the intended performance of such obligations.

         21. GUARANTY OF PERFORMANCE. UniCapital unconditionally guarantees the full, prompt and faithful payment of all the payments and the full, prompt and faithful performance of all the other obligations of the Company pursuant to this Agreement, however created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, subject, in each case, to any and all defenses that the Company or UniCapital may have to any such payment or performance hereunder.

         22. INTERPRETATION. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, and the part the whole, (b) "or" has the inclusive meaning frequently identified with the phrase "and/or" and (c) "including" has the inclusive meaning frequently identified with the phrase "but not limited to."Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under U.S.
generally accepted accounting principles, consistently applied.

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         IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be duly executed as of the date first written above.

                                     COMPANY



                                     By:
                                         -----------------------------------
                                            Name: Martin Kalb
                                            Title:   Executive Vice President


EMPLOYEE:


------------------------------



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